UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2010
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Action with respect to Certain Compensatory Plans
     Effective January 4, 2010, the Board of Directors (the “Board”) of Patriot Coal Corporation (the “Company”) approved awards under the Company 2007 Long-Term Incentive Plan (the “Plan”) for certain officers of the Company, including the Named Executive Officers. The Named Executive Officers were determined based on those identified in the Summary Compensation Table contained in the Company’s proxy statement dated April 1, 2009.
Award of Restricted Stock under the Plan
     The Company approved a form of Restricted Stock Award Agreement (“Award Agreement”) pursuant to which certain officers, including the Named Executive Officers, were granted restricted stock (“RS”) under the Plan. The RS will ratably vest in annual installments over a period of three years following the grant date: 33.33% of the award will be vested on the first anniversary of the grant date; 66.66% of the award will be vested on the second anniversary of the grant date; and 100% of the award will be vested on the third anniversary of the grant date. However, the RS will vest sooner if the reporting person terminates employment with the Company because of death or disability, or if a change in control occurs (as such term is defined in the Plan). All unvested RS will be forfeited if the reporting person terminates employment with the Company for any reason other than death or disability prior to the time the RS become vested, provided however, in the event that the reporting person’s employment is terminated without cause or by the reporting person for good reason (as those terms are defined in the Award Agreement), the restricted stock will vest with respect to the percentage of shares of common stock of the Company that would have otherwise vested on the next vesting date.
     A copy of the form of Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The Company also approved awards of stock options and performance-based restricted stock units (“RSUs”). The terms and conditions of the stock options are substantially the same as those described in the Company’s Current Report on Form 8-K filed on February 4, 2009 (except that vesting occurs one year later, and the exercise price of the options is based on the closing price on the date of grant). The terms and conditions of the RSUs are substantially the same as those described in the Company’s Current Report on Form 8-K filed on February 4, 2009 (except that vesting occurs one year later, and the number of RSUs the Named Executive Officer receives will be based on the total shareholder return (“TSR”) of the Company relative to the TSR of a peer group during a performance period beginning January 1, 2010 through December 31, 2012). Copies of the award agreements for the stock options and RSUs have been previously filed and are listed as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference. A copy of the Plan has been previously filed and is listed as Exhibit 10.4 and is incorporated herein by reference.
     A summary of the awards to the Named Executive Officers follows.

		Performance
		Based RSUs	Stock	Restricted
Name	Title	(1)	Options	Stock
Richard M. Whiting	Chief Executive Officer	36,127	72,254	36,127
Paul H. Vining	President & Chief Operating Officer	23,121	46,242	23,121
Mark N. Schroeder	Senior VP & Chief Financial Officer	13,006	26,012	13,006
Charles A. Ebetino Jr.	Senior VP — Corporate Development	9,249	18,498	9,249
Joseph W. Bean	Senior VP — Law & Administration,	6,744	13,488	6,744
	General Counsel and Secretary

(1)	The number of RSUs shown is the target award amount. The number of shares of common stock issuable upon settlement of the RSUs that the Named Executive Officers will receive may be more or less than the target award amount (up to a maximum of twice the target award amount) based on an assessment of the TSR of the Company relative to the TSR of each of a peer group of nine companies over the relevant performance period, as described in the previously filed award agreement.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1*	Form of Restricted Stock Award Agreement for use in connection with awards under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan.

10.2	Form of Performance-Based Restricted Stock Units Award Agreement for use in connection with awards under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 4, 2009).

10.3	Form of Non-Qualified Stock Option Agreement for use in connection with awards under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 4, 2009).

10.4	Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on October 25, 2007).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 7, 2010

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer